                                                       EXHIBIT 3.2


                          BY-LAWS





                          CIGNA
                          CORPORATION


                          A Delaware Corporation
                          Incorporated November 3, 1981





                          As Amended and Restated
                          January 24, 1996

                                INDEX TO BY-LAWS

ARTICLE I       OFFICES                                   Page
                                                          ----
                Section  1.      Registered Office         1
                Section  2.      Other Offices             1

ARTICLE II      MEETINGS OF SHAREHOLDERS

                Section  1.      Place of Meetings         1
                Section  2.      Annual Meeting            1
                Section  3.      Special Meetings          2
                Section  4.      Notice of Meetings        2
                Section  5.      List of Shareholders      3
                Section  6.      Quorum, Adjournments      4
                Section  7.      Organization              4
                Section  8.      Order of and Rules for
                                 Conducting Business       5
                Section  9.      Voting                    5
                Section 10.      Inspectors of Election    7
                Section 11.      Nomination of Directors   9
                Section 12.      Notice of Shareholder
                                 Business                 10

ARTICLE III     BOARD OF DIRECTORS

                Section  1.      General Powers           12
                Section  2.      Number, Qualifications,
                                 Election and Term of
                                 Office                   13
                Section  3.      Place of Meetings        14
                Section  4.      Annual Meeting           14
                Section  5.      Regular Meetings         14
                Section  6.      Special Meetings         15
                Section  7.      Notice of Meetings       15
                Section  8.      Quorum and Manner of
                                 Acting                   16
                Section  9.      Organization             16
                Section 10.      Resignations             17
                Section 11.      Vacancies                17
                Section 12.      Removal of Directors     17
                Section 13.      Compensation             18
                Section 14.      Committees               18
                Section 15.      Action by Consent        20
                Section 16.      Telephonic Meeting       21




ARTICLE IV     OFFICERS                                 Page
                                                        ----
               Section  1.      Number and
                                Qualifications           21
               Section  2.      Resignations             22
               Section  3.      Removal                  22
               Section  4.      Chairman of the Board    22
               Section  5.      President                23
               Section  6.      Vice Presidents          23
               Section  7.      Treasurer                23
               Section  8.      Corporate Secretary      24
               Section  9.      Assistant Treasurer      25
               Section 10.      Assistant Corporate
                                Secretary                26
               Section 11.      Designation              26
               Section 12.      Agents and Employees     26
               Section 13.      Officers' Bonds or Other
                                Security                 27
               Section 14.      Compensation             27
               Section 15.      Terms                    27

ARTICLE V      STOCK CERTIFICATES AND THEIR TRANSFER

               Section  1.      Stock Certificates       27
               Section  2.      Facsimile Signatures     28
               Section  3.      Lost Certificates        29
               Section  4.      Transfers of Stock       29
               Section  5.      Transfer Agents and
                                Registrars               30
               Section  6.      Regulations              30
               Section  7.      Fixing the Record Date   30
               Section  8.      Registered Shareholders  31

ARTICLE VI     INDEMNIFICATION

               Section  1.      General                  31
               Section  2.      Derivative Actions       32
               Section  3.      Indemnification in Certain
                                Cases                    33
               Section  4.      Procedure                33
               Section  5.      Advances for Expenses    34
               Section  6.      Exclusion of Mandatory
                                Indemnification and
                                Advances in
                                Certain Cases            34
               Section  7.      Rights Not Exclusive     35
               Section  8.      Insurance                35
               Section  9.      Definition of
                                Corporation              36
               Section  10.     Definition of Other
                                Terms                    36
               Section  11.     Right of Indemnitee to
                                Bring Suit in Certain
                                Circumstances            37


ARTICLE VII     GENERAL PROVISIONS                        Page
                                                          ----
                Section  1.      Dividends                 40
                Section  2.      Reserves                  40
                Section  3.      Seal                      41
                Section  4.      Fiscal Year               41
                Section  5.      Contributions             41
                Section  6.      Borrowing, etc.           41
                Section  7.      Deposits                  41
                Section  8.      Execution of Contracts,
                                 Deeds, etc.               42
                Section  9.      Voting of Stock in Other
                                 Corporations              42
                Section 10.      Form of Records           42
                Section 11.      Repurchase of Stock       43

ARTICLE VIII    AMENDMENTS                                 43

ARTICLE IX      DEFINITIONS                                44



                                   BY-LAWS OF
                               CIGNA CORPORATION
                            (A Delaware Corporation)

                                   ARTICLE I

                                    Offices

         SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

         SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders

         SECTION 1. Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2. Annual Meeting. The annual meeting of shareholders, commencing with the year 1984, shall be held at 9:30 A.M. on the fourth Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 9:30 A.M., or on such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the shareholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board.

         SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the shareholder at his address as it appears on the records of the Corporation. Such notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of shareholders need be specified in any written waiver of notice.

         SECTION 5. List of Shareholders. The Corporate Secretary of the Corporation, or such other person who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         SECTION 6. Quorum, Adjournments. The holders of at least two-fifths of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         SECTION 7. Organization. At each meeting of shareholders, the Chairman of the Board, or, in his absence, a chairman designated by the Board of Directors, or in the absence of such designation a chairman chosen at the meeting, shall act as chairman of the meeting. The Corporate Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 8. Order of and Rules for Conducting Business. The order of and the rules for conducting business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

         SECTION 9. Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in it by the Certificate of Incorporation, each shareholder of the Corporation shall be entitled at each meeting of shareholders to one vote for each share of capital stock of the Corporation standing in his name on the record of shareholders of the
Corporation:

                 (a)      on the date fixed pursuant to the provisions of
         Section 7 of Article V of these By-Laws as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or



                 (b) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived by all shareholders, at the close of business on the day next preceding the day on which the meeting is held.

                 Each shareholder entitled to vote at any meeting of shareholders may vote in person or may authorize another person or persons to act for him by a proxy authorized by an instrument in writing or by a transmission permitted by law delivered to the Inspectors of Election, but no such proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering an instrument in writing or a transmission permitted by law revoking the proxy or constituting another valid proxy bearing a later date to the Inspectors. Any such proxy shall be delivered to the Inspectors, or such other person so designated to receive proxies, at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the shareholders who are present in person or represented by proxy and who hold a majority of the voting power of the issued and outstanding stock of the

Corporation represented at such meeting and entitled to vote thereon, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 10. Inspectors of Election. The Board of Directors or the Chairman of the Board of the Corporation shall, in advance of any meeting of shareholders, appoint one or more Inspectors of Election to act at the meeting or at any adjournment and make a written report thereof, and may designate one or more persons as alternate Inspectors to replace any Inspectors who fail to act. If no Inspector or alternate is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more Inspectors to act at the meeting. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to his best ability. The Inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of proxies and ballots, receive and count all votes and ballots, determine all challenges and questions arising in connection with the right to vote, retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors, and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots and report the same to the chairman of the meeting, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery upon application by a shareholder shall determine otherwise. On request of the chairman of the meeting, the Inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an Inspector of an election of directors. Inspectors need not be shareholders.

         Section 11. Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Corporate Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of

1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on the Corporation's stock ledger, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Corporate Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.
No person shall be eligible for election at any meeting of shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nominations shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.



         SECTION 12. Notice of Shareholder Business. At the annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section and who shall be entitled to vote at the meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Corporate Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) as to the shareholder giving such notice (i) the name and address, as they appear on the Corporation's stock ledger, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (c) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

                                  ARTICLE III

                               Board of Directors

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

         SECTION 2. Number, Qualifications, Election and Term of Office. The Board of Directors shall consist of not less than 12 nor more than 25 directors. The number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of shareholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be shareholders. The directors (other than members of the initial Board of Directors) shall be divided into three classes which shall be divided as evenly as practicable with respect to the number of members of each class; the term of office of those of the first class to expire at the annual meeting commencing in April, 1983; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen by class for a term of three years, or for such shorter term as the shareholders may specify to complete the unexpired term of a predecessor, or to preserve the division of the directors into classes as provided herein. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

         SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

         SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders. Notice of such meeting need not be given provided it is held on the same day and at the same place where such annual meeting shall be held. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

         SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

         SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or by one-third of the members of the Board of Directors of the Corporation.

         SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Corporate Secretary as hereinafter provided in this Section 7. Any such notice shall state the place, date and time of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twelve hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

         SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in the absence of the Chairman of the Board, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Corporate Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation.
Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 11. Vacancies. Any vacancy in the Board of Directors, whether arising from death, disqualification, resignation, removal for cause, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director so elected shall hold office until his successor shall have been elected and qualified.

         SECTION 12. Removal of Directors. Any director may be removed, only for cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

         SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors, including the Chairman of the Board, for services to the Corporation in any capacity.

         SECTION 14.  Committees.

                 (a) The Board shall create an Executive Committee, which shall consist of no less than two nor more than seven members of the Board and shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be fixed to all papers which may require it, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock except the Executive Committee shall not have the power or authority to amend the Certificate of Incorporation (except that the Executive Committee, or such other committee created pursuant to Section 14 of this Article, may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151 (a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the shareholders a dissolution, amend the By-Laws of the Corporation, or designate one or more additional Committees of the Board.

         (b) The Board shall create an Audit Committee and a People Resources Committee, each of which shall consist of three (3) or more members of the Board of Directors of the Corporation, none of whom shall be employees of the Corporation or its subsidiaries.

         (c) The Board may also, by resolution passed by a majority of the entire Board of Directors, create such other committees, with such authority and duties, as the Board may from time to time deem advisable.

         (d) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it but shall have no greater powers than those given the Executive Committee by these By-Laws and as restricted by statute or the Certificate of Incorporation. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

         SECTION 15. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

         SECTION 16. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                    Officers

         SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board, the President, and one or more Vice Presidents. If the Board of Directors wishes, it may also elect other officers as may be necessary or desirable for the business of the Corporation; or the Board may authorize the Chairman of the Board to appoint one or more classes of officers with such titles (including the titles of Vice President, Corporate Secretary and Treasurer), powers, duties and compensation as may be approved by the appointing officer. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

         SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

         SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any appointed officer of the Corporation may also be removed, either with or without cause, at any time, by the Chairman of the Board.

         SECTION 4. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors, and shall preside at all meetings of the shareholders, of the Board of Directors, and of the Executive Committee at which he shall be present. He shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He may serve as a member of any committee of the Board except as may otherwise be determined by the Board or provided in these By-Laws, provided, however, that in his capacity as Chief Executive Officer he shall have the right to attend all meetings of any committee and to participate in its discussions. He shall perform all duties incident to the Offices of Chairman of the Board and Chief Executive Officer, and such other duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 5. President. The President shall perform all duties incident to the Office of President, and such other duties as may from time to time be assigned to him by the Chairman of the Board or the Board of Directors. In the absence or disability of the Chairman of the Board, the President shall perform all other duties of the Chairman of the Board, except presiding at meetings of shareholders and Board of Directors, subject to the control of the Board of Directors; and when so acting, shall have all the powers of, and be subject to all the restrictions upon the Chairman of the Board.

         SECTION 6. Vice Presidents. Each Vice President shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the President, or such other officer as may be designated by one of the foregoing. In the absence or disability of the Chairman of the Board, and the President, one of the Vice Presidents, in the order determined by the Board of Directors, shall perform all duties of the Chairman of the Board except presiding at meetings of shareholders and Board of Directors, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chairman of the Board in respect of the performance of such duties.

         SECTION 7. Treasurer.  The Treasurer shall:

                 (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

                 (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                 (c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

                 (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

                 (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

                 (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

                 (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or the Chairman of the Board, the President, or such other officer as may be designated by one of the foregoing.

         SECTION 8. Corporate Secretary.  The Corporate Secretary shall:

                 (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;

                 (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

                 (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                 (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                 (e) in general, perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the President, or such other officer as may be designated by one of the foregoing.

         SECTION 9. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Treasurer or in the event of the inability or refusal of the Treasurer to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President, the Treasurer, or such other officer as may be designated by one of the foregoing.

         SECTION 10. The Assistant Corporate Secretary. The Assistant Corporate Secretary, or if there be more than one, the Assistant Corporate Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their seniority), shall, in the absence of the Corporate Secretary or in the event of the inability or refusal of the Corporate Secretary to act, perform the duties and exercise the powers of the Corporate Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President, the Corporate Secretary, or such other officer as may be designated by one of the foregoing.

         SECTION 11. Designation. The Board of Directors may, by resolution, designate one or more officers to be any of the following: Chief Operating Officer, Chief Financial Officer, General Counsel, or Chief Accounting Officer.

         SECTION 12. Agents and Employees. If authorized by the Board of Directors, the Chairman of the Board, the President, or any officer or employee of the Corporation may appoint or employ such agents and employees as shall be requisite for the proper conduct of the business of the Corporation, and may fix their compensation and the conditions of their employment, subject to removal by the appointing or employing person.

         SECTION 13. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

         SECTION 14. Compensation. The compensation of all officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors unless by resolution of the Board that authority is delegated to a committee of the Board, Chairman of the Board, the President, or any other officer of the Corporation. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

         SECTION 15. Terms. Unless otherwise specified by the Board of Directors in any particular election or appointment, each officer shall hold office, and be removable, at the pleasure of the Board.

                                   ARTICLE V

                     Stock Certificates and Their Transfer

         SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile except in the case of the signature of the registrar which shall be manually affixed to all certificates. In case any officer or transfer agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or transfer agent before such certificate is issued, it may be issued by the

Corporation with the same effect as if such person was such officer or transfer agent at the date of issue.

         SECTION 3. Lost Certificates. The Corporation may issue a new certificate or certificates in the place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority or transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

         SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         SECTION 7. Fixing the Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 8. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.



                                   ARTICLE VI

                                Indemnification



         SECTION 1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person (i) is or was a director, officer, or employee of the Corporation, (ii) or is or was a director, officer or employee of the Corporation or any of its subsidiaries serving at the request of the Corporation as a director, officer, employee, agent, trustee or partner of another corporation, partnership, joint venture, trust or other enterprise, against expenses

(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

         SECTION 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, or employee of the Corporation, or is or was a director, officer or employee of the Corporation or any of its subsidiaries serving at the request of the Corporation as a director, officer, employee, agent, trustee or partner of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. Indemnification in Certain Cases. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         SECTION 4. Procedure. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the shareholders.

         SECTION 5. Advances for Expenses. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         SECTION 6. Exclusion of Mandatory Indemnification and Advances in Certain Cases. Notwithstanding any other provision of this Article VI, the Corporation shall not be obligated to indemnify any person under Sections 1, 2 or 3 of Article VI or to advance expenses under Section 5 thereof to any person who has initiated any proceeding or part thereof, unless the initiation of such proceeding or part thereof was authorized or ratified by the Board of Directors.

         SECTION 7. Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the official capacity of such person and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal, modification or amendment of this
Article VI shall not adversely affect any rights or obligations then existing between the Corporation and any then incumbent or former director, officer, or employee with respect to any facts then or theretofore existing or any action, suit, or proceeding theretofore or thereafter brought based in whole or in part upon such facts.

         SECTION 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee or partner of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

         SECTION 9. Definition of Corporation.  For the purposes of this
Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would if such person had served with respect to such constituent corporation if its separate existence had continued. "The Corporation" shall also include Connecticut General Corporation and INA Corporation for the period ending at the time that such corporations became subsidiaries of CIGNA Corporation.

         SECTION 10. Definition of Other Terms. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes or penalties assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         SECTION 11. Right of Indemnitee to Bring Suit in Certain Circumstances. Any person entitled to indemnification under this Article VI is referred to in this section as an "indemnitee." If after the occurrence of a Change of Control (as defined in this section) a claim under Sections 1, 2, 3 or 5 of this Article VI is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.



"Change of Control" shall mean that:

         (a) A corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), holds or acquires beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of a number of preferred or common shares of the Corporation having voting power which is either: (1) more than 50 percent of the voting power of the shares which voted in the election of directors of the Corporation at the shareholders' meeting immediately preceding such determination; or, (2) more than 25 percent of the voting power of common shares outstanding of the Corporation; or,



         (b) As a result of a merger or consolidation to which the Corporation is a party, either: (1) the Corporation is not the surviving corporation; or, (2) Directors of the Corporation immediately prior to the merger or consolidation constitute less than a majority of the board of directors of the surviving corporation; or,



         (c) A change occurs in the composition of the Board at any time during any consecutive 24-month period such that the "Continuity Directors" cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Continuity Directors" shall mean those members of the Board who either: (1) were directors at the beginning of such consecutive 24-month period, or, (2) were elected by, or upon nomination or recommendation of, at least a majority (consisting of at least nine directors) of the Board.



                                  ARTICLE VII

                               General Provisions

         SECTION 1. Dividends. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

         SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

         SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

         SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

         SECTION 5. Contributions. The Board of Directors shall have the authority from time to time to make such contributions as the Board in its discretion shall determine, for public and charitable purposes.

         SECTION 6. Borrowing, etc. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

         SECTION 7. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks, drafts, notes or other orders for payment signed by such one or more officers, employees or other persons as the Board shall from time to time determine.





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         SECTION 8. Execution of Contracts, Deeds, etc.  The Board of Directors
may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         SECTION 9. Voting of Stock in Other Corporations. If authorized by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as such proxy may deem necessary or proper in the circumstances.

         SECTION 10. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on,





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





or be in the form of punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         SECTION 11. Repurchase of Stock. Without the approval of the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote at any meeting of shareholders, the Corporation shall not knowingly purchase, either directly or indirectly, any of the Corporation's Common Stock at a price materially in excess of its market price from any person, unless (i) such purchase is pursuant to the same offer and terms as made on a pro-rata basis to all holders of such shares, (ii) such purchase is made by the Corporation from an employee benefit or similar plan now or hereafter maintained by the Corporation or its subsidiaries or affiliates, or (iii) such purchase is made from a holder of less than one hundred shares.



                                  ARTICLE VIII

                                   Amendments

         These By-Laws may be amended or repealed or new By-Laws may be adopted
(a) by action of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock of the Corporation entitled to vote generally at any annual or special





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





meeting of shareholders or (b) by action of the Board of Directors at a regular or special meeting thereof. Any By-Law or By-Laws made by the Board of Directors may be amended or repealed by action of the shareholders by the vote required by (a) above at any annual or special meeting of shareholders.



                                   ARTICLE IX

                                  Definitions

         The term "Certificate of Incorporation," as used herein, includes not only the original Certificate of Incorporation filed to create the Corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, which are filed pursuant to the Delaware General Corporation Law, and which have the effect of amending or supplementing in some respect this Corporation's original Certificate of Incorporation.





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